Exhibit 32

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael W. Aguiar, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Theravance, Inc. on Form 10-Q for the three and nine months ended September 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition of Theravance, Inc. at the end of the periods covered by such Quarterly Report on Form 10-Q and results of operations of Theravance, Inc. for the periods covered by such Quarterly Report on Form 10-Q.

Date: November 4, 2014	By:	/s/ Michael W. Aguiar
Michael W. Aguiar
Chief Executive Officer

I, Eric d’Esparbes, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Theravance, Inc. on Form 10-Q for the three and nine months ended September 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition of Theravance, Inc. at the end of the periods covered by such Quarterly Report on Form 10-Q and results of operations of Theravance, Inc. for the periods covered by such Quarterly Report on Form 10-Q.

Date: November 4, 2014	By:	/s/ Eric d’Esparbes
Eric d’Esparbes
Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Theravance, Inc. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.